Exhibit 5.1

1000 Cathedral Place

925 West Georgia Street

Vancouver, British Columbia

Canada V6C 3L2

Telephone: (604) 662-8808

Facsimile: (604) 669-8803

www.sangramoller.com

January 11, 2022

Gold Royalty Corp.

Suite 1830, 1030 West Georgia Street

Vancouver, British Columbia

Canada V6E 2Y3

Re:	Gold Royalty Corp.
Registration Statement on Form F-4

We have acted as Canadian counsel to Gold Royalty Corp. (the “Company”), a corporation incorporated under the laws of Canada, in connection with a Registration Statement on Form F-4 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance by the Company of common shares (the “Consideration Shares”) in connection with the offer to exchange contemplated by the Registration Statement.

We understand that the Consideration Shares are to be issued as consideration by the Company to the securityholders of Elemental Royalties Corp. as described in the Registration Statement and pursuant to a take-over bid conducted under Canadian securities laws. The Consideration Shares are being registered by the Company in connection with the offer to exchange contemplated by the Registration Statement.

In connection with this opinion, we have reviewed and relied upon originals, photocopies or copies, certified or otherwise identified to our satisfaction of the Registration Statement and the following documents (the “Corporate Documents”): (a) the Company’s Articles of Incorporation and by-laws of the Company; (b) records of the Company’s corporate proceedings in connection with the Offer; and (c) a certificate of an officer of the Company with respect to certain factual matters (the “Officer’s Certificate”). We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing this opinion.

In examining all documents and in providing our opinion, we have assumed: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; (vi) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company); and (vii) that the Registration Statement has been declared effective pursuant to the Securities Act.

Our opinion is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein on the date of this opinion. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

Based upon and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that: the Consideration Shares have been duly authorized by all necessary corporate action by the Company, and, when issued in accordance with and, in the manner and under the terms described in the Registration Statements, the Consideration Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm on the cover page and under the headings “Legal Matters” and “Interests of Experts”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is furnished in accordance with the requirements of Item 4.b. of Form F-4 in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement.

Yours truly,

Sangra Moller LLP

SANGRA MOLLER LLP